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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported)   September 20, 1996
                                                     ------------------------



                          COSMETIC GROUP U.S.A., INC.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         California                    0-19227               95-4040591
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(State or other jurisdiction         (Commission            (IRS Employer
      of incorporation)              File Number)         Identification No.)



         11312 Penrose Street
        Sun Valley, California                            91352
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(Address of principal executive offices)                 (Zip Code)



      Registrant's telephone number, including area code:   (818) 767-2889
                                                         --------------------
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ITEM 5.    OTHER INFORMATION

        Settlement of Watkins Litigation.

        As previously reported in the Company's Current Report on Form 8-K dated March 26, 1996, the Company is a defendant in a lawsuit filed on March 22, 1996 in the United States District Court for the District of Minnesota by Watkins Incorporated, a Minnesota corporation ("Watkins").
The complaint alleged that a portion of a product delivered by the Company to Watkins was defective and sought incidental and consequential damages in an unspecified amount and reimbursement of certain fees and expenses. On
October 7, 1996, the Company and Watkins agreed to settle the litigation in consideration of the payment by the Company to Watkins of the sum of $100,000, payable in installments on or before December 1, 1996, and the issuance by the Company to Watkins of 100,000 shares of the Company's Common Stock, in exchange for which Watkins agreed to dismiss the litigation with prejudice. The Company will record an expense of approximately $250,000 in the third quarter of 1996, representing the full amount of the consideration payable by the Company to Watkins pursuant to the settlement agreement and certain fees and expenses incurred in connection with the settlement of the litigation.

        Private Placement of Convertible Notes.

        In September 1996, the Company commenced a private placement of $500,000 principal amount of its 10% Subordinated Convertible Notes (the "Convertible Notes"). The Convertible Notes bear interest at the rate of 10% per annum, payable semi-annually, and the principal amount of the Convertible Notes is due and payable in September 1999. The indebtedness evidenced by the Convertible Notes will be subordinated in right of payment to all indebtedness of the Company unless such indebtedness expressly provides that it is not senior to the Convertible Notes or is subordinated to all indebtedness of the Company. The Convertible Notes are convertible into shares of Common Stock at the rate of $2.00 per share of Common Stock. The conversion rate is subject to adjustment in the event of any stock dividends, stock splits, recapitalizations or similar transactions, upon the issuance of shares of Common Stock, or certain rights or warrants to acquire shares of Common Stock, at a price which is less than $2.00 per share and upon the distribution by the Company to all holders of its Common Stock of evidences of its indebtedness or assets (excluding dividends paid in cash out of legally available funds).

        On September 20, 1996, the Company sold $300,000 principal amount of Convertible Notes to Third Century II. Eric Nickerson, a director of the Company, is the general partner of Third Century II and has discretionary authority with respect to the voting and disposition of the securities owned by such entity. The Company has retained Schneider Securities, Inc. to serve as the placement agent for the sale of the remaining $200,000 principal amount of Convertible Notes. No assurances can be given that the placement of the remaining Convertible Notes will be successfully completed. The net proceeds from the placement will be used to fund the cash portion of the settlement payable in the Watkins litigation and for working capital and other general corporate purposes.



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ITEM 7.    EXHIBITS.

     99.1  Form of 10% Subordinated Convertible Note.

     99.2  Form of Promissory Note Purchase Agreement.



                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: October 7, 1996                  COSMETIC GROUP U.S.A., INC.


                                       By: /s/ ALFRED E. BOOTH, JR.
                                          ---------------------------------
                                          Alfred E. Booth, Jr.,
                                          Chairman of the Board, President
                                          and Chief Executive Officer






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